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              STOCK INCENTIVE PLAN AND CHANGE IN CONTROL AGREEMENT

WHEREAS, the shareholders of the Company approved the 1998 FVNB Corp. Stock Incentive Plan (the "Stock Incentive Plan") at the annual meeting of shareholders on May 14, 1998; and

WHEREAS, Section 13.2 of the Stock Incentive Plan states that the Board of Directors may amend or modify the Stock Incentive Plan; and

WHEREAS, Section 12.06 of the Stock Incentive Plan provided for a definition of the term "Change of Control"; and

WHEREAS, the Board of Directors (the "Board") has determined that it is in the best interests of the Company to modify the definition of the term "Change of Control; now, therefore, be it

RESOLVED: That Section 12.06(iii) of the Stock Incentive Plan be revised in its entirety to read as follows (except that the underlined portion shall not be so marked, but is only shown here for purposes of indicating the change):

                  "(iii) the shareholders of the Company approve a merger, consolidation or reorganization of the Company with any other corporation, other than a merger, consolidation or reorganization (a) WITH A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY WHICH WOULD RESULT IN ALL OR SOME OF THE SHAREHOLDERS OF THE COMPANY IMMEDIATELY FOLLOWING SUCH MERGER, CONSOLIDATION OR REORGANIZATION OWNING, DIRECTLY OR INDIRECTLY IMMEDIATELY FOLLOWING SUCH MERGER, CONSOLIDATION OR REORGANIZATION, 100% OF THE COMBINED VOTING POWER OF THE VOTING SECURITIES OF THE COMPANY OR SUCH SURVIVING ENTITY OUTSTANDING IMMEDIATELY AFTER SUCH MERGER, CONSOLIDATION OR REORGANIZATION, OR (b) which would result in the shareholders of the Company immediately following such merger, consolidation or reorganization owning, directly or indirectly immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation, or reorganization; or"